SHIRE PHARMACEUTICALS GROUP PLC
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com


Stock Exchange Announcement
10 March 2003



Shire Pharmaceuticals Group plc (the "Company")

The Company announces that it was notified on 7 March 2003 under Sections 198 to 202 of the Companies Act that FMR Corp. and its direct and indirect subsidiaries and Fidelity International Limited and its direct and indirect subsidiaries, both being non-beneficial holders, held solely for investment purposes in aggregate 50,436,464 ordinary shares of (pound)0.05p each in the capital of the Company. These holdings represent 10.41 per cent of the issued ordinary share capital of the Company.




T May
Company Secretary


FOR FURTHER INFORMATION PLEASE CONTACT:

Gordon Ngan - Investor Relations                    +44 1256 894 221

NOTES TO EDITORS

SHIRE PHARMACEUTICALS GROUP PLC

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas - central nervous system disorders (CNS), oncology, gastro-intestinal (GI) and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and biologics. Shire's core strategy is based on research and development combined with in licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com